Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71346, 33-71350, 33-80213, 33-80215, 333-16349, 333-28971, 333-86117, 333-86119, 333-39084, 333-55222, 333-55224, 333-72154, 333-91392, 333-91394, 333-101698,  333-108294, 333-121387, 333-121388 and 333-125444) of Medarex, Inc. of our report dated February 8, 2005 relating to the financial statements of Genmab A/S, which appears in this Form 10-K(A).

PricewaterhouseCoopers

Statsautoriseret Revisionsinteressentskab

Copenhagen, Denmark

8 February 2007

/s/ JENS RØDER
State Authorized Public Accountant